EXHIBIT 10.1
FIRST AMENDMENT TO THE
EQUITY INTEREST PURCHASE AGREEMENT

This First Amendment ("this Amendment") is entered into, effective November 3, 2021 ("Effective Date"), by and among Fortegra Warranty Holdings, LLC (f/k/a Tiptree Warranty Holdings, LLC) ("Purchaser"), a Delaware corporation and Peter Masi, a resident of Texas (the "Seller").

WITNESSETH:

WHEREAS, the Parties entered into that certain Equity Interest Purchase Agreement by and between Tiptree Warranty Holdings, LLC and Peter Masi dated as of December 16, 2019 (the "Agreement") and the transaction closed on January 3, 2020;

WHEREAS, the Company has changed its name to Fortegra Warranty Holdings, LLC;

WHEREAS, the Parties desire to amend the terms of the Agreement to extend the respective Reserve-Based Earn-Out Payment and Profits-Based Earn-Out Payment Measurement Dates one (1) year.

NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings set forth herein, the Parties hereby agree as follows:

1.Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.Amendments to the Agreement. The Agreement is hereby amended as follows:

a.The Parties acknowledge and agree that Tiptree Warranty Holdings, LLC has changed its name to Fortegra Warranty Holdings, LLC and hereby modify the Agreement with respect to references to the Company’s name accordingly.

b.The following definitions in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced with the following language:

i.“First Reserve-Based Earn-Out Measurement Date”

“First Reserve-Based Earn-Out Measurement Date” means the fourth anniversary of the Closing Date.

ii.“Measurement Period”

“Measurement Period” means the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date.

iii.“Second Reserve-Based Earn-Out Measurement Date”

“Second Reserve-Based Earn-Out Measurement Date” means the sixth anniversary of the Closing Date.

iv.Reserve True-Up Date”

“Reserve True-Up Date” means the sixth anniversary of the Closing Date.

c.Section 2.8 of the Agreement is hereby deleted in its entirety and replaced with the following language:

Section 2.8 Reserve-Based Earn-Out Payment.

(a)No later than sixty (60) days following each Reserve-Based Earn-Out Measurement Date, Purchaser shall (i) prepare and deliver to Seller a written statement setting forth in reasonable detail Purchaser’s calculation of the Applicable Reserve Pool and the Reserve-Based Earn-Out Amount, in each case as of such Reserve-Based Earn-Out Measurement Date and (ii) subject to Section 2.8(c) and Section 7.6(d), pay the Reserve-Based Earn-Out Amount for such Reserve-Based Earn-Out Measurement Date to Seller or his Designees by wire transfer of immediately available funds to an account or accounts previously designated in writing by Seller. In the event of Seller’s death prior to the payment of any Reserve-Based Earn-Out Amount payable pursuant to this Section 2.8(a), such payment shall instead be made to the executors of Seller’s estate.

(b)The “Reserve-Based Earn-Out Amount” for each Reserve-Based Earn-Out Measurement Date shall be determined as follows:

(i) For the First Reserve-Based Earn-Out Measurement Date, (A) if the Applicable Reserve Pool as of such date is greater than or equal to $37 million, the Reserve-Based Earn-Out Amount shall be equal to $15 million; (B) if the Applicable Reserve Pool as of such date is less than or equal to $16 million, the Reserve-Based Earn-Out Amount shall be equal to $0; and if the Applicable Reserve Pool as of such date is greater than $16 million, but less than $37 million, the Reserve-Based Earn-Out Amount shall be equal to the product of (1) $15 million multiplied by (2) the quotient of (x) the amount of the Applicable Reserve Pool as of such date minus $16 million, divided by (y) $21 million.

(ii) For the Second Reserve-Based Earn-Out Measurement Date, (A) if the Applicable Reserve Pool as of such date is greater than or equal to $37 million, the Reserve-Based Earn-Out Amount shall be equal to $35 million; (B) if the Applicable Reserve Pool as of such date is less than or equal to $16 million, the Reserve-Based Earn-Out Amount shall be equal to $0; and (C) if the Applicable Reserve Pool as of such date is greater than $16 million, but less than $37 million, the Reserve-Based Earn-Out Amount shall be equal to the product of (1) $35 million multiplied by (2) the quotient of (x) the amount of the Applicable Reserve Pool as of such date minus $16 million, divided by (y) $21 million.

(c)Purchaser may hold back all or a portion of any Reserve-Based Earn-Out Amounts (other than the Termination-Based Earn-Out Payment) earned until the final determination of the Reserve Deficiency, if any, if in Purchaser’s reasonable opinion, such amount may be necessary to offset such Reserve Deficiency.

(d)In the event that following the Closing but prior to the First Reserve-Based Earn-Out Measurement Date, Purchaser or any of its Subsidiaries terminates Seller’s employment without Cause (as defined in the Employment Agreement) or Seller terminates his employment with Purchaser or its Subsidiaries with Good Reason (as defined in the Employment Agreement), Purchaser shall prepare and deliver to Seller, no later than sixty (60) days following the date of such termination of employment (the “Termination-Based Earn-Out Measurement Date”), a written statement setting forth in reasonable detail Purchaser’s calculation of (i) the Applicable Reserve Pool as of the Termination-Based Earn-Out Measurement Date and (ii) the Reserve-Based Earn-Out Amount, calculated in accordance with Section 2.8(b)(i), but as of the Termination-Based Earn-Out Measurement Date rather than the First Reserve-Based Earn-Out Measurement Date. Purchaser shall pay such Reserve-Based Earn-Out Amount (the “Termination-Based Earn-Out Payment”) to Seller or his Designees by wire transfer of immediately available funds to an account or accounts previously designated in writing by Seller. If the Termination-Based Earn-Out Payment is made, the Reserve-Based Earn-Out Amount shall be calculated pursuant to this Section 2.8 on each Reserve-Based Earn-Out Measurement Date, but the Reserve-Based Earn-Out Amount payable by Purchaser for the First Reserve-Based Earn-Out Measurement Date, if any, shall be reduced (but not below zero) by the amount of the Termination-Based Earn-Out Payment.

d.     Section 2.9 of the Agreement is hereby deleted in its entirety and replaced with the following language:

Section 2.9 Profits-Based Earn-Out Payment.

(a) No later than sixty (60) days following the completion of the first quarterly financial statements of the Target Entities following the fourth anniversary of the Closing Date, Purchaser shall (i) prepare and deliver to Seller a written statement setting forth in reasonable detail Purchaser’s calculation of the Cumulative Modified Cash Administrator EBITDA for the Measurement Period and the Profits-Based Earn-Out Amount. Subject to Section 2.9(c) and Section 7.6(d), Purchaser shall pay the Profits-Based Earn-Out Amount to Seller or his Designees on the fifth anniversary of the Closing Date. At the election of Purchaser, in its sole discretion, such payments may be made (x) by wire transfer of immediately available funds in the amount of such payment to an account or accounts previously designated in writing by Seller or (y) by issuance of a number of duly authorized validly issued, fully paid and nonassessable shares of common stock of Tiptree Inc. equal to the amount of such payment divided by the Tiptree Stock Price. In the event of Seller’s death prior to the payment of any Profits-Based Earn-Out Amount payable pursuant to this Section 2.9, such payment shall instead be made to the executors of Seller's estate.

(b) The “Profits-Based Earn-Out Amount” shall be determined as follows. If the Cumulative Modified Cash Administrator EBITDA for the Measurement Period is greater than $92 million, the Profits-Based Earn-Out Amount shall be equal to the lesser of (i) the product of

(A)(1) the product of (x) the average annual Cumulative Modified Cash Administrator EBITDA for each year during the Measurement Period, multiplied by (y) 8.5 minus (2) $160 million, multiplied by (B) 25% and (ii) $30 million. If the Cumulative Modified Cash Administrator EBITDA for the Measurement Period is less than or equal to $92 million, the Profits-Based Earn-Out Amount shall be equal to $0. In no case will the Profits-Based Earn-Out Amount be a negative number.

(c) Purchaser may hold back all or a portion of any Profits-Based Earn-Out Amount earned until the final determination of the Reserve Deficiency, if any, if in Purchaser’s reasonable opinion, such amount may be necessary to offset such Reserve Deficiency

3.Limited Effect. Except as expressly provided hereby, all the terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Parties. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Agreement.

4.Entire Agreement. The terms and provisions of the Agreement (including the documents and instruments referred to therein), together with this First Amendment, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

6.Governing Law. This Amendment shall be construed under and enforce in accordance with the internal laws of the State of New York.

[Intentionally Left Blank for Signature]

IN WITNESS WHEREOF the parties, by their respective duly authorized officers, have caused this First Amendment to become effective upon execution in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Fortegra Warranty Holdings, LLC (f/k/a Tiptree Warranty Holdings, LLC)

By: /s/Richard S. Kahlbaugh
    Richard S. Kahlbaugh
    Chairman, President & CEO

By: /s/Peter Masi
    Peter Masi